                                                                 Exhibit 10.16







                                 LEASE AGREEMENT


                                 by and between


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                  ("Landlord")


                                       and


                         FOCAL COMMUNICATION CORPORATION

                                   ("Tenant")


                                      dated

                                 Feb. 5, 1999


                                       for

                               Suite Number L-200


                                   containing

                    21,948 square feet of Rentable Floor Area





                                Term: 120 months

                                TABLE OF CONTENTS
                                                                    Page
 1.      Certain Definitions                                          1
 2.      Lease of Premises                                            2
 3.      Term                                                         2
 4.      Possession                                                   2
 5.      Rental Payments                                              2
 6.      Base Rental                                                  3
 7.      Rental Adjustment                                            3
 8.      Additional Rental                                            3
 9.      Operating Expenses                                           3
10.      Tenant Taxes                                                 5
11.      Payments                                                     5
12.      Late Charges                                                 5
13.      Uses                                                         5
14.      Alterations                                                  6
15.      Repairs                                                      6
16.      Landlord's Right of Entry                                    6
17.      Insurance                                                    6
18.      Waiver of Subrogation                                        7
19.      Default                                                      7
20.      Waiver of Breach                                             8
21.      Assignment and Subletting                                    8
22.      Destruction                                                  8
23.      Landlord's Lien                                              9
24.      Services by Landlord                                         9
25.      Attorneys' Fees and Homestead                                9
26.      Time                                                         9
27.      Subordination and Attornment                                 9
28.      Estoppel Certificates                                       10
29.      No Estate                                                   10
30.      Cumulative Rights                                           10
31.      Holding Over                                                10
32.      Surrender of Premises                                       10
33.      Notices                                                     10
34.      Damage or Theft of Personal Property                        11
35.      Eminent Domain                                              11
36.      Parties                                                     11
37.      Liability of Tenant                                         11
38.      Relocation of the Premises                                  12
39.      Force Majeure                                               12
40.      Landlord's Liability                                        12
41.      Landlord's Covenant of Quiet Enjoyment                      12
42.      Security Deposits                                           12
43.      Hazardous Substances                                        13
44.      Submission of Lease                                         13
45.      Severability                                                13
46.      Entire Agreement                                            13
47.      Headings                                                    13
48.      Broker                                                      13
49.      Governing Law                                               14
50.      Authority                                                   14
51.      Joint and Several Liability                                 14
52.      Special Stipulations                                        14

         Rules and Regulations
         ---------------------
         Exhibit "A" - Legal Description
         Exhibit "B" - Floor Plan
         Exhibit "C" - Supplemental Notice
         Exhibit "D" - Landlord's Construction
         Exhibit "E" - Building Standard Services
         Exhibit "F" - Guaranty
         Exhibit "G" - Special Stipulations
         Exhibit "H" - Subordination, Non-Disturbance and Attornment Agreement

                                LEASE AGREEMENT
                                ---------------


         THIS LEASE AGREEMENT ("Lease") is made and entered into this 5th day of February, 1999, by and between Landlord and Tenant.


                              W I T N E S S E T H:
                              --------------------


         1. Certain Definitions. As used in this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

         (a)      Landlord: THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED
                            STATES

         (b)      Landlord's Address:

                  3424 Peachtree Road, N.E.
                  Suite 800
                  Atlanta, Georgia 30326

         (c)      Tenant: Focal Communication Corporation, a Delaware
                          corporation

         (d)      Tenant's Address:
                                           Tenant's Additional Notice Address:
                  250 Williams Street
                  Suite L-200              with copies sent simultaneously to:
                  Atlanta, Georgia 30303   200 North LaSalle Street, Suite 800
                                           Chicago, Illinois 60601
                                           Attn: Director of Real Estate

                                           and

                                           Focal Communications Corporation
                                           200 North LaSalle Street, Suite 800
                                           Chicago, Illinois 60601
                                           Attn: Executive Vice President
         (e)      Building Address:
                  INFORUM
                  250 Williams Street
                  Atlanta, Georgia 30303

         (f)      Suite Number: L-200

         (g)      Rentable Floor Area of the Premises:

                           21,948 square feet.  Landlord and Tenant agree that
when the tenant improvements to the Premises are completed, Landlord or Tenant may have the same remeasured by a firm reasonably acceptable to Landlord. If the measurement (subject to verification by the other party) proves the Premises contain more or less than 21,948 rentable square feet, Landlord and Tenant agree to modify this Lease to reflect the accurate amount of rentable square feet and correct the associated calculations hereunder which are based on rentable square feet provided that such remeasurement shall not affect or impact the conversion factor used to calculate usable square feet within the Premises or the Building.

                  (h)      Rentable Floor Area of Building:

                           Currently 720,161 square feet, however, Landlord will
increase the Rentable Floor Area of the Building following the year each of the Bridge level and the Lobby level of the Building have been converted to office space. Landlord shall use the same method of measurement for measuring the Building as it used for measurement of the Premises.

                  (i) Lease Term: one hundred twenty (120) months, beginning on an estimated term commencement date of June 1, 1999; provided, however, that the actual date of commencement of the term of this Lease (the "Term Commencement Date") shall be the earlier of: (i) the date on which the Premises are "ready for occupancy" as described in Exhibit "D" hereof or, if such date on which the Premises would otherwise have been ready for occupancy is postponed due to delays caused by Tenant or its employees, agents or contractors, the date the Premises would reasonably have been expected to be ready for occupancy absent such delays, or (ii) the date on which Tenant takes possession and occupies the Premises for its business use. If for any reason the Term Commencement Date is postponed for more than one (1) year, Landlord shall have the right to terminate this Lease by written notice to Tenant. On or before February 1, 1999, Landlord shall give Tenant written permission to enter the Premises for the purpose of installing equipment therein or making improvements thereto but not for the purpose of occupying the Premises, Tenant shall comply with all terms, provisions and conditions of this Lease except those requiring the payment of Rent. The Lease Term shall end at midnight on the last day of the period of months hereinabove described (the "Term Expiration Date").

                  (j) Base Rental Rate: $19.50 per square foot of Rentable Floor Area of the Premises per year for years one (1) through five

         (5) of the Lease Term; $22.50 per square foot of Rentable Floor Area of the Premises per year for years six (6) through ten (10) of the Lease Term.

                  (k) Rental Commencement Date: Unless specifically agreed to the contrary in this Lease, the Rental Commencement Date shall be the same as the Term Commencement Date described in 1(i) above; provided, however, that, if Tenant is given written permission by Landlord to occupy a portion (but not all) of the Premises prior to the Term Commencement Date, the Rent payable by Tenant under this Lease shall commence but shall be prorated based on the number of square feet occupied by Tenant from time to time within the Premises until Tenant has occupied the entire Premises and the Term Commencement Date has occurred.

                  (l) Tenant Improvement Allowance: Landlord's sole obligation to improve the Premises shall be to demolish the existing tenant improvements in the Premises and provide Tenant a slab to slab Premises with a sprinkler system that meets the NFPA guidelines for an unfinished floor. Landlord will provide Tenant with a tenant improvement allowance of $5.00 per rentable square foot, per year, for each of the initial five (5) years of the Lease Term, provided Tenant is not in default hereunder after applicable periods of notice and cure and provided Tenant has installed improvements of a value no less than $25.00 per rentable square foot in the Premises, excluding furniture, fixtures and equipment. Said payment shall be made to Tenant no later than sixty (60) days after each anniversary date of the Rental Commencement Date for the first five
(5) years of the Lease Term, not to exceed a total payment of $548,700.00. In the event any installment of the Tenant Improvement Allowance is not paid when due, following ten (10) days notice to Landlord, Tenant may offset such amount from future Rent payments. Upon request, Landlord will provide Tenant up to an additional $5.00 per rentable square foot tenant improvement allowance which will be amortized over the Lease Term at an interest rate of ten percent (10%) per annum.

                  (m) Security Deposits:

                            (i)  $35,665.00 [Article 42(a)]
                           (ii)  $38,409.00 [Article 42(b)]

                  (n) Broker(s): Landlord and Tenant acknowledge that Tenant is represented in this transaction by Tishman Real Estate Services ("Broker") and that Landlord is represented in this transaction by COMPASS Management and Leasing, Inc. ("Landlord's Agent") and that Landlord shall be responsible for the real estate commission payable to both Broker and Landlord's Agent, with said commissions to be documented by an agreement which shall be separate from this Lease.

         2. Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Premises") in the building (the "Building") located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which the Premises are outlined in red or cross-hatched on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land.

         3. Term. The term of this Lease (the "Lease Term") shall commence on the Term Commencement Dates described in Article 1(i) above, and, unless sooner terminated or extended as provided in this Lease, shall end on the Term Expiration Date set forth in said Article 1(i). Promptly after the Term Commencement Date, Landlord or Landlord's agent shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date set forth in Article 1(k) above, the Term Expiration Date and certain other matters as therein set forth.

         4. Possession. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Premises are set forth in Exhibit "D" attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

         5. Rental Payments.

                  (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, the Rental Adjustment, Tenant's Forecast Additional Rental, Tenant's Additional Rental, all as hereinafter described, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental, together with the portion of Tenant's Forecast Additional Rental described hereinbelow, shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease (including, without limitation, all installments of Additional Rental described hereinbelow), without demand, set-off or counterclaim except as set forth herein.

                  (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of Base Rental forecast for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on a day other than the first day of a calendar year, or if this Lease expires or is terminated on a day other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in
Article 7 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

         6. Base Rental. From and after the Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of the Premises as set forth in Article 1(g) above, as said Base Rental shall increase and be adjusted pursuant to the provisions of Sections 7 and 8 hereinbelow.

         7. Rental Adjustment. [INTENTIONALLY DELETED]

         8. Additional Rental.

                  (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for each calendar year or portion thereof during the Lease Term starting with calendar year 2000. If at any time it appears to Landlord that Tenant's Additional Rental for any calendar year following calendar year 2000 will vary from Landlord's estimate, Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the first day of January, 2000, and thereafter prior to the beginning of each subsequent calendar year during the Lease Term, including any extensions or renewals thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

                  (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) during the Lease Term starting with calendar year 2000 the excess of (x) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of the Premises, over (y) the Base Operating Expenses (defined below) multiplied by the number of square feet of Rentable Floor Area of the Premises. As used herein, "Operating Expense Amount" shall mean the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the amount is calculated under (i) above, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were ninety-five percent (95%) occupied throughout such calendar year. As used herein, the term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year (as hereinafter defined) as if the Building was ninety-five percent (95%) occupied throughout the Base Year, divided by ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building. If the Building was not ninety-five percent (95%) occupied throughout the Base Year, then the Base Operating Expenses shall be an amount which fairly reflects what the Operating Expenses would have been in the Base Year had the Building been ninety-five percent (95%) occupied throughout the Base Year, as determined by Landlord in its reasonable opinion. As used herein, "Base Year" shall mean calendar year 1999.

                  (c) Within one hundred fifty (150) days after the end of calendar year 2000 occurs and for each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, as prepared by an authorized representative of Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against the Forecast Additional Rental next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant within thirty (30) days of such statement if Tenant is not in default under this Lease (in the instance of a default, such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

                  (d) Provided Tenant is not in default hereunder, Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within one hundred fifty (150) days after Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. In the event that Landlord's calculation of Operating Expenses is in error in excess of five percent (5%) of such amount, Landlord shall pay Tenant for the actual and reasonable costs of Tenant's audit.

         9. Operating Expenses.

                  (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

                           (1) wages, salaries and other costs of all on-site and off-site employees engaged either full or part time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

                           (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

                           (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for lighting, air conditioning and ventilating;

                           (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

                           (5) the cost of inspections, repairs and general maintenance of the Project;

                           (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

                           (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

                           (8) the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

                           (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

                           (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of monitoring and contesting any of the same), including business license taxes and fees (all of the foregoing are herein sometimes collectively referred to as "Taxes"), excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed Building standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of Building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

                           (11) the cost of operating the management office for the Project, including cost of office supplies, telephone expenses and non-capital investment equipment and amortization (together with reasonable financing charges) of the cost of capital investment equipment; and

                           (12) management fees not to exceed five percent (5%) of rents paid by tenants of the Building.

         (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

                           (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

                           (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

                           (3) the cost of correcting defects in construction;

                           (4) compensation paid to officers and executives of Landlord (but it is understood that the on-site Building manager and other on-site employees below the grade of Building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][1] above);

                           (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 7 and 9 hereof.

                           (6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy;

                           (7) the cost of repairs incurred by reason of fire or other casualty;

                           (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 7 and 9 hereof;

                           (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

                           (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

                           (11) any advertising expenses incurred in connection with the marketing of any rentable space;

                           (12) rental payments for base Building equipment such as HVAC equipment and elevators;

                           (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

                           (14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease;

                           (15) Costs of capital improvements except as set forth in paragraph 9(a)(6) above;

                           (16) Salaries or fringe benefits or personnel above the grade of Building Manager;

                           (17) The cost of any items to the extent to which such cost is reimbursed or reimbursable to Landlord by tenants of the Building (other than by virtue of the pass through of "Operating Expenses" to other tenants of the Building);

                           (18) Advertising and promotional expenses incurred in connection with the leasing of the Building;

                           (19) Costs incurred in connection with making repairs which are the obligation of another tenant of the Building.

                           (20) Costs incurred by Landlord as a result of Landlord's breach of this Lease or any other lease with a tenant of the Building; and

                           (21) Costs associated with the removal or encapsulation of asbestos or asbestos-containing materials or the management, removal or remediation of any Hazardous Substances.

         10. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

         11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

         12. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. Notwithstanding anything to the contrary contained in this Lease, in no event shall the rate of interest payable on any amount due under this Lease exceed the legal limits for such interest enforceable under applicable law.

         13. Uses. The Premises may be used for a 24-hour telecommunications switch facility executive, general administrative and office space purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Tenant shall have twenty-four (24) hours a day, seven (7) days a week access to the Premises subject to reasonable security procedures implemented by Landlord. Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including Federal, State, county and municipal authorities), now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration (made by Tenant) of the Premises, and of all insurance bodies applicable to the Premises or to the Tenant's use or occupancy thereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Premises and the Project. Tenant acknowledges that portions of the Building (currently consisting of portions of Showroom Levels 1 and 2) may be used as a technology mart and that the tenants on the technology mart floors of the Building may have showrooms used for the display of such tenants' technology products and services. In addition, the conference, meeting, exhibition, atrium lobby and theater facilities of the Building may also be used for meetings and expositions. Tenant does hereby acknowledge that it has been fully informed of this intended use of the Building and that Tenant will not contend that any such use of the Building violates any terms or provisions of this Lease or diminishes Tenant's obligations hereunder in any way whatsoever.

         14. Alterations. Except for any initial improvement of the Premises pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures thereto except for Tenant's trade fixtures and equipment, without first obtaining Landlord's written consent. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within thirty (30) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant at the time Landlord grants its approval to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

         15. Repairs.

                  (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Premises except structural repairs.

                  (b) Tenant covenants and agrees that it will take good care of the Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth.

         16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that (a) Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances, and (b) Landlord will not enter (or provide entrance) to Tenant's designated high security areas except in case of an emergency. Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make such repairs. During such time as such work is being carried on, in or about the Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof. Notwithstanding the foregoing, Landlord shall use its best efforts not to interfere with Tenant's business or use of the Premises.

         17. Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis insuring the full replacement cost of its furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained in the Premises, together with the excess value of the improvements to the Premises over the Tenant Improvement Allowance (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, written on an occurrence basis and insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests or licensees in the Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease , together with business interruption insurance which is designed to afford Tenant protection up to a maximum amount of coverage which Tenant in its reasonable discretion shall determine to be satisfactory to Tenant in the event the Premises for any reason become unusable or for any other reason covered by such policy Tenant's operation its business is interrupted. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty
(30) days prior to the expiration of each respective policy term.

         18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of commercial property insurance, commercial general liability insurance, and business interruption and other insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or, in the event of self-insurance or a failure to insure, would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

         19. Default.

                  (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof and such failure shall continue for five (5) days after written notice of such failure of payment; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any calendar year of the Lease Term, and an event of default shall be deemed to have immediately occurred upon the third
(3rd) failure by Tenant to make a timely payment aforesaid within any calendar year of the Lease Term; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant (provided, however, if such default is not capable of being cured within such period, Tenant shall not be in default hereunder if Tenant commences to cure such default and diligently proceeds to cure such default with such period); (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;
(iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall abandon or vacate all or any portion of the Premises or fail to take possession thereof as provided in this Lease; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Project and such lien is not removed or discharged or bonded over within fifteen (15) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of

Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27 and after five (5) days notice to Tenant; or (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28 and after five (5) days notice to Tenant.

                  (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare due and payable immediately an amount determined as follows: (x) the entire amount of Rent and other charges and assessments which would have become due and payable during the remainder of the Lease Term (including, without limitation, increases in Rent pursuant to Article 8 hereof), discounted to present value by using a discount factor of eight percent (8%) per annum, plus (y) all of Landlord's costs and expenses (including, without limitation, Landlord's expenses in redecorating and restoring the Premises and all costs relating to such reletting, including broker's commissions and lease assumptions) reasonably incurred in connection with or related to the reletting of the Premises, minus (z) the market rental value of the Premises for the remainder of the Lease Term, discounted to present value by using a discount factor of eight percent (8%) per annum. Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's exact damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). For purposes of determining what could be collected by Landlord by reletting under this subsection, Landlord is not required to relet when other comparable space in the Building is available. The term "remaining Lease Term" as used in this subsection shall mean the period which otherwise would have (but for the termination of this Lease) constituted the balance of the Lease Term from the date of the termination of this Lease.

                  (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

         20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

         21. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Premises or any part thereof or permit the use of the Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Article 13 of this Lease. Sublessees or transferees of the Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, whether in a single transaction or in a series of transactions, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee and such other financial documentation relative to the proposed subtenant or assignee as Landlord may reasonably require. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's reasonable accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. The consent of Landlord to any proposed assignment or sublease may be withheld by Landlord in its sole and absolute discretion, and in no event will Landlord be required to agree to any subleasing of all or part of the Premises or any assignment of any rights of Tenant under this Lease to any other tenant of the Building. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Any consideration, in excess of the Rent and expenses of Tenant and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease. Upon Landlord's receipt of a request by Tenant to assign this Lease or any interest herein or in the Premises or to transfer or sublet the Premises or any part thereof or permit the use of the Premises by any party other than Tenant, Landlord shall have the right, at Landlord's option, to exercise in writing any of the following options: (a) To terminate this Lease as to the portion of the Premises proposed to be assigned or sublet; (b) to consent to the proposed assignment or sublease, subject to the other terms and conditions set forth in this Article 21; or (c) to refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise within ten (10) days of Tenant's request to sublease or assign.

         Notwithstanding the foregoing, in no event shall any co-location of any portion of the Premises be considered a sublease or assignment.

         22. Destruction.

                  (a) If the Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Premises are repaired or rebuilt.

                  (b) If the Premises are (i) damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days after the date of the casualty, or (ii) damaged or destroyed as a result of a risk which is not insured under the insurance policies required hereunder, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or (iv) if the Building is damaged in whole or in part (whether or not the Premises are damaged) to such an extent that the Building cannot, in Landlord's reasonable judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the day of such occurrence. If the Premises are damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days after the date of the casualty or if the Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within sixty (60) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

                  (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in Exhibit "D" hereto or with the proceeds of the Tenant Improvement Allowance. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

                  (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

         23. Landlord's Lien. [INTENTIONALLY DELETED].

         24. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by this reference made a part hereof.

         25. Attorneys' Fees and Homestead. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay any reasonable attorney's fees actually incurred by Landlord. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, and Landlord prevails in such action, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord. If Tenant uses the services of any attorney in order to secure Landlord's compliance with any provisions of this Lease, to recover damages for any breach or default by Landlord of any other provisions of this Lease, and Tenant prevails in such action, Landlord shall reimburse Tenant upon demand for any and all attorney's fees and expenses so incurred by Tenant. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

         26. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

         27. Subordination and Attornment.

                  (a) Landlord represents and warrants to Tenant that the Project, and each component thereof, is not, and at the Commencement Date will not be, subject to or encumbered by any deed to secure debt, mortgage or other similar security instrument. Tenant agrees on and subject to the terms and conditions of this Article 27, to subordinate its interest hereunder to, and to attorn to the holder of, any mortgage hereafter encumbering the Premises or the Project or any component thereof, to all advances hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such mortgage, and to any replacements and substitutions for such mortgage, provided that Landlord provides Tenant with a fully executed Subordination, Non-Disturbance and Attornment Agreement in substantially the same form as Exhibit "H" attached hereto from any ground lessors or mortgage holders of Landlord who later come into existence with respect to the Project, or any component thereof, at any time prior to the expiration of the Term (or any renewal) of the Lease in consideration of, and as a condition precedent to, Tenant's agreement under this
Article 27.

                  (b) If any mortgagee elects to have this Lease superior to its mortgage and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

         28. Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

         29. No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

         30. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

         31. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred fifty percent (150%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

         32. Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Premises and all trade fixtures which it has placed upon the Premises, and Tenant shall repair any damage to the Premises caused by such removal. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned after five (5) days written notice from Landlord and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

         33. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be sent by certified mail, return receipt requested, in which case the same shall be deemed delivered three (3) business days after deposit, postage prepaid in the U.S. Mail, (ii) sent by overnight delivery using a nationally recognized overnight courier, in which case the same shall be deemed delivered one (1) business day after deposit with such courier,
(iii) delivered personally; or (iv) sent by electronic transfer or facsimile, in which case the same shall be deemed delivered on the date of the electronic answerback receipt confirmation and followed by a delivery described in (ii) or
(iii) above. The above addresses of a party may be changed by such party by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

         34. Damage or Theft of Personal Property. All personal property brought into the Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever except to the extent caused by the negligence or willful misconduct of Landlord.

         35. Eminent Domain.

                  (a) If all or part of the Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty
(30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If title to so much of the Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole reasonable discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

                  (b) If this Lease is terminated under the provisions of this
Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

                  (c) If there is a partial taking of the Project and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided, that in complying with its obligations hereunder, Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord. Upon any such partial taking, Landlord shall have the right to reduce the Operating Expense Base Amount by an amount equal to the product of (x) the amount of property tax savings to Landlord arising from such partial taking, as determined by Landlord in its sole but reasonable discretion, divided by the number of square feet of Rentable Office Floor Area of the Building, multiplied by (y) the number of square feet of Rentable Floor Area of the Premises.

                  (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance); provided, however, that no such claim shall diminish or adversely affect Landlord's award.

                  (e) Notwithstanding anything to the contrary contained in this
Article 35, if, during the Lease Term, the use or occupancy of any part of the Project or the Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and

Rent shall abate during such period. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Lease Term.

         36. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its successors and assigns. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

         37. Liability of Landlord/Tenant.

                  (a) Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys' fees, imposed on Landlord by any person whomsoever, caused by the negligence or willful misconduct of Tenant, or any of its employees and for its negligence in selecting or monitoring the actions of its contractors, agents, subtenants or invitees, or otherwise occurring in connection with any default of Tenant hereunder. The provisions of this Article 37 shall survive any termination of this Lease.

                  (b) Landlord hereby indemnifies Tenant from and agrees to hold Tenant harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys' fees actually incurred, imposed on Tenant by any person whomsoever, caused by the negligence or willful misconduct of Landlord or any of its employees or for its negligence in selecting or monitoring the actions or its agents, contractors or invitees, or otherwise occurring in connection with any default of Landlord hereunder.

                  (c) The provisions of this Article 37 shall survive the expiration or any termination of this Lease.

         38. Relocation of the Premises. [INTENTIONALLY DELETED].

         39. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. 40. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land and the proceeds thereof for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         41. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

         42. Security Deposits.

                  (a) As security for Tenant's obligations to take possession of the Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant shall deposit with Landlord the sum set forth in Article 1(m(i) above on the date Tenant executes and delivers this Lease to Landlord. Such amount shall be applied by Landlord, without interest, to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Premises as aforesaid, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

                  (b) As additional security for the faithful performance by Tenant throughout the Lease Term, and any extensions or renewals thereof, of all the terms and conditions of the Lease on the part of Tenant to be performed, Tenant shall deposit with Landlord the sum set forth in Article 1(m)(ii) above on the date Tenant executes and delivers this Lease to Landlord. Such amount shall be returned to

Tenant, without interest, within twenty (20) days after the day set for the expiration of the Lease Term, or any extension or renewal thereof, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right to apply all or any part of said deposit toward the cure of any default of Tenant. If all or any part of said security deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord an amount sufficient to return said security deposit to the balance on deposit with Landlord prior to said application.

                  (c) In the event of a sale or transfer of Landlord's interest in the Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposits to the purchaser or lessor, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposits. Tenant shall look solely to the new owner or lessor for the return of said security deposits. The security deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment under this Lease by Tenant, the security deposits shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of said security deposits to the original Tenant.

                  (d) Neither Landlord nor its agents shall be required to keep the security deposits separate from their general accounts, it being agreed that the security deposits may be commingled with other funds of Landlord or of its agents. It is further agreed and acknowledged by Tenant that Landlord or its agents shall have the right to deposit the security deposits in an interest-bearing account, and all interest accrued on the security deposits shall belong to Landlord and will be retained by Landlord as its property.

         43. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances caused by Tenant (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease. Landlord acknowledges that Tenant intends to keep gel cell batteries in the Premises and intends to store and use diesel fuel in customary quantities in order to operate Tenant's generator. Landlord agrees that the storage and use of such items shall not constitute a violation of this paragraph 43 of the Lease.

         Landlord represents that to the best of Landlord's knowledge the Premises, the Building and the real property on which the Building is located are free from asbestos and other Hazardous Substances and that, to the best of Landlord's knowledge, there has never been environmental pollution on the real property on which the Building is located. A Phase I Environmental Audit Report on the Building and said real property was prepared in 1992 and is available to Tenant for review. Tenant is hereby notified of a tenant's material testing lab located on Level "C" (Loading Decks) of the Building; the lab is leased and operated by a tenant in the Building. Landlord shall promptly remediate any Hazardous Substances in the Project, Building or Premises and not released by Tenant.

         44. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant and upon execution of any required Guaranty Agreement annexed hereto and incorporated herein as Exhibit "F".

         45. Severability. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

         46. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

         47. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

         48. Broker. Broker(s) [as defined in Article 1(p)] is(are) entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that [except with respect to any Broker(s) identified in Article 1(p) hereinabove, which has(have) acted as agent for Tenant (and not for Landlord) in this transaction] no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that [except with respect to any Broker(s) identified in
Article 1(p) hereinabove] no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder [other than the Broker(s) identified in Article 1(p) hereinabove] claiming to have dealt with Tenant, whether or not such claim is meritorious. The parties hereto do hereby acknowledge and agree that COMPASS Management and Leasing, Inc., a subsidiary of Equitable Real Estate Investment Management, Inc., has acted as agent for Landlord in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. COMPASS Management and Leasing, Inc. has not acted as agent for Tenant in this transaction. Landlord hereby warrants and represents to Tenant that Landlord has not dealt with any broker, agent or finder other than COMPASS Management and Leasing, Inc. in connection with this Lease, and, Landlord hereby agrees to indemnity and hold Tenant harmless from and against any and all loss, damage, liability, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs) that may be incurred or suffered by Tenant because of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have represented Landlord.

         49. Governing Law. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

         50. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Premises.

         51. Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

         52. Special Stipulations. The special stipulations attached hereto as Exhibit "G" are hereby incorporated herein by this reference as though fully set forth (if none, so state). To the extent the special stipulations conflict with or are inconsistent with the foregoing provisions of this Lease or any exhibit to this Lease, the special stipulations shall control.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                                    LANDLORD:

                                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                    THE UNITED STATES
Date executed by Landlord:
  2-5-99
------------                        By: /s/ Terrell E. Daffer
                                       -----------------------------
                                            Terrell E. Daffer
                                    Title:  Investment Officer
                                          --------------------------

                                          [SEAL]


                                    TENANT:

                                    [Corporate tenant]

                                    FOCAL COMMUNICATIONS CORPORATION, a
                                    Delaware corporation


Date executed by Tenant:
Feb 2nd 1999
------------                        By: /s/ Brian ????????????
                                       -------------------------------
                                    Title:  Executive Vice President
                                          ----------------------------
                                    Attest: /s/ Sharla ???????
                                           ---------------------------
                                    Title: Administrative Assistant
                                          ----------------------------

                                               [CORPORATE SEAL]

                              RULES AND REGULATIONS
                              ---------------------

         In the event of a conflict between the Rules and Regulations and the Lease, the Lease shall control.

1. No sign, picture, advertisement or notice visible from the exterior of the Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. Landlord will not unreasonably withhold its consent to Tenant's covering certain exterior windows in the Premises.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Premises without the prior consent of Landlord. No part of said Building or the Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or the Premises without the prior written consent of Landlord. No area outside of the Premises shall be used for storage purposes at any time.

4. Tenant must obtain Landlord's approval of all contractors, contractors' representatives, major sub-contractors and installation technicians rendering any service on or to the Premises for Tenant, before performance of any contractual service. This provision shall apply to all work performed on or about the Premises, including without limitation installation of telephones, facsimile equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or the Building, and any contractor or sub-contractor performing work in the Premises or the Building for Tenant shall be subject to these Rules and Regulations. Any alterations, additions or improvements to the Premises made by Tenant must conform to all applicable governmental codes and regulations.

5. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

6. The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

7. Only three (3) keys for the Premises will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional keys. Only one (1) access card for the Building will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional access cards. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys and access cards furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys or access cards so furnished, Tenant shall pay to Landlord the cost thereof.

8. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines, batteries, generators and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. No deliveries shall be made in passenger elevators. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. No hand trucks, except those equipped with rubber tires and side guards, shall be permitted in the Building. No hand trucks shall be permitted in any passenger elevator. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

                              Rule and Regulations
                              --------------------

9. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible or explosive fluid, chemical, substance or item (including, without limitation, natural Christmas trees) shall be brought into the Building. No acids, vapors or other harmful materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water closets and other water fixtures shall not be used for any purpose other than those for which they were designed or constructed. No person shall waste water by interfering with the faucets or otherwise.

10. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

11. Tenant's moving in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt of any bulky merchandise or materials, which require use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to hours designated by Landlord. Tenant must provide Landlord with at least two
         (2) business days' prior written notice of Tenant's desire to move any such furniture, supplies or equipment. All such movement shall be under supervision of Landlord and carried out in a manner which has been prearranged between Tenant and Landlord before performance. Such prearrangement will include a determination by Landlord of the time, method and routing of such movement and limitations imposed by safety or other concerns, which determination may prohibit any article, equipment or any other item from being brought into the Building.

12. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

13. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit any noisome, noxious, noisy or offensive business.

14. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only, and no outside wiring persons shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

15. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate the rights of any Tenant's employees, agents, guests or invitees so violating said rules and regulations to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of the Premises. Vehicles must be parked entirely within the stall lines, and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his or her vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or the driver thereof.

16. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority. Tenant shall not use the name of the Building or of Landlord in any advertising (except to identify the location of Tenant's business), without the prior written consent of Landlord.

                              Rule and Regulations
                              --------------------

18. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and if so approved, a reasonable charge will be made therefor.

19. Smoking is prohibited in the main Building lobby, public corridors, elevator lobbies, service elevator vestibules, parking levels, stairwells, restrooms and other common areas within the Building.

20. The employees, licensees and guests of Tenant shall wear appropriate attire at all times in or about the Premises and the Building. This shall not prevent Tenant from having "casual days," but any such casual dress shall be appropriate for an office environment and shall not disrupt the decorum and professional atmosphere of the Building.

21. Tenant shall not contract for placement, installation or maintenance on the Premises of any vending machine for the sale of food or beverages, without having first provided the restaurant operator presently located within the Building an opportunity to negotiate with Tenant for the right to place such machines in the Premises and without having first obtained the written consent of Landlord. Tenant shall enter into such negotiations with any such restaurant operator in good faith. Notwithstanding the foregoing, Tenant shall not place or have placed on the Premises any vending machine for the sale of sandwich products.

22. No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments or similar equipment, the making of unseemly noises or any unreasonable use, nor in any manner create any nuisance.

23. Tenant will comply with all reasonable security measures instituted by Landlord so as to provide the necessary security for the Premises and the Building, it being acknowledged that tenants of the Building may from time to time have differing needs with regard to security and that reasonable security measures applicable to some or all tenants may be instituted by Landlord in its attempt to cooperate in meeting such needs. All personal property (including but not limited to automobiles and their contents) and money brought into the Building or on the Premises by Tenant, its agents, employees, invitees, visitors and contractors shall be at Tenant's sole risk except with respect to matters arising out of the negligence or willful misconduct of the direct employees of Landlord or Landlord's managing agent or if Landlord was negligent in its hiring or failing to discharge the security company. Provided Landlord uses due care in hiring or discharging the security company Landlord shall have no liability arising out of the actions of the employees of the security company or out of the failure of such security company or its employees to provide security services as described herein.

24. Tenant and its employees, agents, contractors, licensees and invitees shall comply with reasonable rules and regulations promulgated by Landlord for the Building parking areas. Landlord agrees to apply and enforce such rules and regulations uniformly as to all tenants of the Building. If Tenant or any of Tenant's employees, agents, contractors, licensees, invitees, guests or visitors fail to comply with such reasonable rules and regulations, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicle at Tenant's expense.

25. All requests for after hours air conditioning must be submitted in writing to Landlord by 12:00 p.m. on the day desired for weekday requests and by 12:00 p.m. on Friday for weekend requests.

26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

27. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

28. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

29. Landlord reserves the right to require Tenant to temporarily evacuate the Premises and the Project, or temporarily restrict Tenant's access thereto, if Landlord, in its sole discretion, deems such action necessary to protect or otherwise safeguard the health or safety of Tenant, any other Building tenant, or any other Building occupant from any threat or perceived threat of any kind made upon the Building, the Project or any tenant of Landlord. Any such action taken by Landlord shall not be deemed an actual or constructive eviction of Tenant, a breach of the covenant of quiet enjoyment or an interruption of Tenant's business, and Tenant shall not be entitled to any abatement of rent, loss or profits or damages for any injury or inconvenience occasioned thereby.


                              Rule and Regulations
                              --------------------

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION
                                -----------------


Tract I
-------

ALL THAT TRACT OR PARCEL OF LAND lying and being in the City of Atlanta in Land Lot 78, 14th District, Fulton County, Georgia, and being more particularly described as follows:

BEGINNING at a P.K. nail at the intersection of the northern right-of-way line of Harris Street (60-foot right-of-way) and the eastern right-of-way line of Techwood Drive (60-foot right-of-way) and running along said Techwood Drive right-of-way line North 00 degrees 44' 41" East, a distance of 407.09 feet to a point at the intersection of said eastern right-of-way line of Techwood Drive and the southern right-of-way line of Baker Street (60-foot right-of-way); thence leaving said eastern right-of-way line of Techwood Drive and running along said southern right-of-way line of Baker Street the following courses and distances: South 89 degrees 31' 21" East, a distance of 185.21 feet to a point; South 89 degrees 30' 00" East, a distance of 75.23 feet to an iron pin; and South 89 degrees 40' 44" East, a distance of 124.77 feet to a point at the intersection of said Baker Street southern right-of-way line with the western right-of-way line of Williams Street (60-foot right-of-way); thence leaving said southern right-of-way line of Baker Street and running along said western right-of-way line of Williams Street South 00 degrees 31' 33" West, a distance of 145.22 feet to an iron pin; thence leaving said Williams Street right-of-way line and running North 89 degrees 32' 53" West, a distance of 115.00 feet to a point; running thence South 00 degrees 27' 07" West, a distance of 31.34 feet to a point; running thence North 89 degrees 32' 53" West, a distance of 9.94 feet to a point; running thence South 00 degrees 33' 47" West, a distance of 33.42 feet to a point; running thence South 89 degrees 03' 03" East, a distance of
125.03 feet to a point on said western right-of-way line of Williams Street; running thence along said Williams Street right-of-way line the following courses and distances: South 00 degrees 57' 00" West, a distance of 54.01 feet to a point; South 20 degrees 27' 07" East, a distance of 34.00 feet to a point; and South 00 degrees 24' 39" West, a distance of 106.00 feet to a bolt found at the intersection of said Williams Street western right-of-way line and said Harris Street northern right-of-way line; thence leaving said Williams Street right-of-way line and running along said Harris Street right-of-way line the following courses and distances; South 89 degrees 59' 50" West, a distance of
100.00 feet to an iron pin; North 89 degrees 42' 18" West, a distance of 50.02 feet to an iron pin; North 89 degrees 48' 37" West, a distance of 49.85 feet to an iron pin; and North 89 degrees 46' 24" West, a distance of 187.43 feet to a P.K. nail, being the POINT OF BEGINNING; according to that certain Boundary Survey for Inforum Limited/Equitable Life Assurance Society of the United States Joint Venture, by Construction & Land Surveys, Inc., bearing the seal of Donald
K. Stokes, Georgia Registered Land Surveyor No. 1896, dated August 5, 1987, which date is identified as Revision 5 on said boundary survey.


Tract II
--------

ALL THAT TRACT OR PARCEL OF LAND lying and being in the City of Atlanta in Land Lot 78, 14th District, Fulton County, Georgia, and being more particularly described as follows:

BEGIN at an iron pin on the western right-of-way line of Williams Street (60-foot right-of-way), said iron pin being measured South 00 degrees 31' 33" West, a distance of 145.22 feet from the intersection of said western right-of-way line of Williams Street and the southern right-of-way line of Baker Street (60-foot right-of-way); thence leaving said western right-of-way line of Williams Street and running North 89 degrees 32' 53" West, a distance of 115.00 feet to a point; running thence South 00 degrees 27' 07" West, a distance of
31.34 feet to a point; running thence North 89 degrees 32' 53" West, a distance of 9.94 feet to a point; running thence South 00 degrees 33' 47" West, a distance of 33.42 feet to a point; running thence South 89 degrees 03' 03" East, a distance of 125.03 feet to a point on said Williams Street western right-of-way line; running thence along said Williams Street right-of-way line the following courses and distances; North 00 degrees 24' 56" East, a distance of 34.50 feet to a point; and North 00 degrees 24' 39" East, a distance of 31.34 feet to an iron pin, being the POINT OF BEGINNING; in accordance with that certain Boundary Survey for Inforum Limited/Equitable Life Assurance Society of the United States Joint Venture, by Construction & Land Surveys, Inc., bearing the seal of Donald K. Stokes, Georgia Registered Land Surveyor No. 1896, dated August 5, 1987, which date is identified as Revision 5 on said boundary survey.

                                  EXHIBIT "B"

                                   FLOOR PLAN


                           [FLOOR PLAN APPEARS HERE]



                                    INFORIUM
                                  LOBBY LEVEL

                                   EXHIBIT "C"
                                   -----------

                               SUPPLEMENTAL NOTICE
                               -------------------


                  RE: Lease dated as of ______________, 19__, by and between _____________________ , as Landlord, and _______________________, as Tenant.



Dear Sirs:


         Pursuant to Article 3 of the captioned Lease, please be advised as follows:

         1. The Term Commencement Date is the ________________ day of ____________, 19__, and the Term Expiration Date is the
                  ____________ day of _________________, __________, subject however to the terms and provisions of the Lease.

         2.       The Rentable Floor Area of the Premises is square feet.

         3. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.



                                    LANDLORD:
                                    ---------


                                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                    THE UNITED STATES


                                    By:
                                       ------------------------------------
                                       Title:
                                             ------------------------------
                                                       [SEAL]

                                                      [FIRST GENERATION SPACE]

                                   EXHIBIT "D"
                                   -----------

                              TENANT'S CONSTRUCTION
                              ---------------------

 1. Tenant, at Tenant's sole cost and expense, shall cause to be prepared by its architect and/or designer the following:

         (a) One (1) schematic partition layout sufficient in detail for Landlord's approval of the location of partitions.

 2. Tenant, at Tenant's sole cost and expense, shall cause to be prepared by its architect and/or designer and/or engineer the following:

         (a) Any additional modification desired by Tenant to the schematic partition plan described in Paragraph 1 above.

         (b) Complete, finished, detailed construction documents and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done by Tenant under Paragraph 4 hereof, which shall be prepared by Tenant's architect and/or designer.

         (c) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, electrical, plumbing and other engineering plans for the work to be done by Tenant under Paragraph 4 hereof, which shall be prepared by Tenant's architect and/or designer and/or engineer.

         (d) Any subsequent modifications to the construction documents and specifications desired by Tenant.

         All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Tenant covenants and agrees to cause said plans and specifications to be delivered to Landlord by April 1, 1999 (a) approved by Tenant and Tenant's architect (if applicable) and (b) in a form acceptable for issuance of a building permit and sufficient to be released for construction. Upon approval by Landlord, Tenant will cause said plans to be filed, if necessary, at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building permit, alteration or other form) as Landlord may direct. Landlord shall not unreasonably withhold or delay its consent to Tenant's plans. Landlord shall have ten (10) days from receipt of Tenant's plan to review such plans (the "Plan Review Period"). In the event that Landlord disapproves of such plans, Landlord shall provide written notice of the plans within the Plan Review Period along with specific comments as to why the plans are unacceptable ("Landlord's Notice of Disapproval"). Within the ten (10) day period following Tenant's receipt of Landlord's Notice of Disapproval, Tenant and Landlord shall meet in good faith to resolve any objections to the plans.

         The Premises shall be deemed "ready for occupancy" [as that term is used in Article 1(i) of the Lease] when Tenant's construction, as provided in Paragraph 4 hereof, is substantially completed. In the event of any dispute as to when Tenant's construction has been substantially completed as aforesaid, the determination of Landlord's architect and/or designer shall be final and binding upon the parties.

 3. Landlord agrees, at its sole cost and expense, to supply and install (except where indicated to the contrary) the following work in the Premises in accordance with Landlord's standard specification:

         (a) A sprinkler system at a rate of not more than one (1) sprinkler head for 225 square feet of usable area installed in accordance with Landlord's Standard grid pattern that meets NFPA guidelines. Tenant shall be responsible for the cost, material and labor for the relocation of any sprinkler components or the addition of any new sprinkler components that are necessitate by Tenant's plan.

         (b) Life Safety Equipment is Building Standard fire alarm devices, including speakers and strobes, fire sprinkler loops, including drops and smoke detectors as required by code. Building fire alarm, enunciators, fire extinguishers, exit light and ADA compliant strobes installed per Tenant's occupancy requirements will be charged as part of the Tenant Improvement Allowance.

         (c) Building Standard Window covering installed on the West side of the building only, which blinds shall be pulled to the top and bagged in polyethylene until the completion of Tenant's work.

         (d)      All exterior windows are floor to ceiling.

         (e) Inside face of all demising walls shall be ready to accept drywall, installation, spackle finish, tape, sanded and eggshell paint.

         (f) Core walls shall be framed drywalls, spackled finish, taped and sanded from slab to ceiling level, ready to accept a wall finish.


                                  Exhibit "D"
                                  -----------

         (g) Building columns in INFORUM are concrete and are not dry walled. If Tenant requires columns to be dry wall finished taped, and bedded, it will be charged against the Tenant's Improvement Allowance.

         (h) The base building HVAC system is designed for a capacity of one (1) person/150/USF, to cool four (4) watts/USF, (separate from base building HVAC systems), 20 CFM outside air per person per the following criteria. Building Operating hours are Monday to Friday 7:00 a.m. to 6:00 p.m. and Saturday 7:30 a.m. to 1:00 p.m. During building operating hours, Landlord will maintain 75 degrees inside at 92 degrees dry bulb outside in summer and 72 degrees inside at 17 degrees dry bulb outside in winter.

         (i) Landlord will provide partially completed air conditioning system to include the supply ductwork, and one (1) Calibrated thermostat or sensor (uninstalled). The air distribution duct work is in place in the down stream side of the mixing boxes (or fan coil units for the 5th and 6th floors). Spin-ins, flex, interior supply diffusers and return air grids with slot diffusers are stacked on the floor for Tenant's installation at the perimeter for each zone. Final testing, adjustment and balancing of Tenant's HVAC shaft be charged as part of Tenant Improvement Allowance.

         (j) Plumbing is available on the floor for installation of a coffee bar/station, but the configuration of the floor below shall dictate the exact location.

         (k) Cabling rooms and cable risers are available for installation of telephones and computer networks. All building cable facilities are sufficient to support either an internally operated PBX system or a local telephone provider's system, or both.

         (l) Electricity is supplied underground by the Georgia Power Company from the Fowler Street Network Substation on four separate parallel circuits. Four, 3,000 KVA transformers reduce the voltage to 4.16 KV for distribution to the building.

         (m) Tenant shall be allowed to install, maintain and operate its own internal voice and data communication systems. There are no Shared Tenant Services available in INFORUM.

         (n) INFORUM has Electrical Capacity of three phase, four wire 120/208 or 277/480 Volt.

         (o) Ceiling Heights on the 5th and 6th floors are 14 feet slab, 12 1/2 to the beam. The Bridge Level is 22 feet slab to slab to accommodate a finished ceiling of 14 feet. The Lobby Level is 26 feet slab to slab, with finished ceiling heights varying from 10 to 17 feet depending on the location.

         (p) Tenant will not be subject to a restocking charge if Tenant elects to utilize its own materials. Landlord must approve all materials used by Tenant prior to construction. Tenant will receive credit by using its own materials, in lieu of Landlord's Building Standard materials.

         (q) Landlord will supply to Tenant all necessary floor plans, including dimensional, structural, mechanical and electrical.

         (r) The floor load in the Premises will be one hundred (100) pounds per square foot which Tenant may upgrade at its expense provided any additional support is installed on the floor surface of the Premises.

 4. Tenant will cause its contractor to construct the improvements within the Premises in accordance with the construction drawings and specifications previously approved by Landlord.

         Landlord retains the right to approve said general contractor's subcontractors and insist that said general contractor use the building's approved electrical, sprinkler and mechanical subcontractor. In all cases, Tenant will be required to adhere to Building standard requirements for construction and standard operating procedures and to indoor air quality procedures throughout the construction period. Tenant's General Contractor will be required to perform the following procedures during construction:

         Prior to starting construction, Tenant must supply to Landlord:

         (i) Cost estimation of buildout and bid results on Landlord's Bid Breakdown format.

         (ii) Complete set of Architectural and Engineered drawings (i.e. Structural, Mechanical, Fire Protection and Electrical) stamped "Release for Construction" by an architect registered in the State of Georgia. Landlord will have seven (7) business days to review and approve drawings prior to start of construction.

         (iii)    Schedule for project.

         (iv) Certificate of Insurance and Builders Risk Policy naming Landlord and COMPASS Management and Leasing, Inc. as additional insureds.


                                  Exhibit "D"
                                  -----------

         (v) Performance and Payment Bond from general contractor and all subcontractors.

         (vi)     Copy of Building Permit.

         (vii) Letter of Indemnification holding Landlord and COMPASS harmless for any and all claims resulting from construction, including In-Door Air Quality.

         (viii) Copy of Contract between Tenant and all contractors, including architectural and MEP design firms.

         (ix) List of all contractors who will be working on the project for Landlord's review and approval.

         During construction, Tenant will:

         (i) Hold weekly job meetings and notify Landlord of time and place.

         (ii) Provide Landlord copies of all executed change orders affecting the cost of the project.

         (iii)    Notify Landlord of all job safety meetings.

         (iv) Adhere to all Building Rules, Regulations and Requirements for construction.

         Close-Out of Construction:

         (i)      Tenant will provide to Landlord:

                  (a)      Copy of Certificate of Occupancy.
                  (b) Certified Test and Balance Report from Independent Test and Balance Company.
                  (c)      Fire Alarm Certification Letter.
                  (d) Final Lien Waivers from all architect, engineers vendors, contractors and material suppliers.
                  (e) Letter from Tenant certifying that all contractors and vendors have been paid in full and that there are no outstanding claims.
                  (f)      Signed-off punchlist from architect and Tenant.
                  (g)      Architectural and MEP As-Built Drawings on cad disk.
                  (h) Sign-off from Landlord that all public areas and other areas the contractors used during the course of construction are free from damages as a result of construction. The Landlord reserves the right to stop all work if Tenant or it's construction manager or it's contractor fails to comply with above standards. The Landlord will not allow work to continue until Tenant or it's manager or it's contractor comply with Landlord's requirements.

         Any fee collected by Tenant's construction management service provider will be paid out of the Tenant Improvement Allowance. In addition, Landlord will pay to COMPASS Management and Leasing, Inc. a construction management fee of one percent (1%) (not to exceed $10,000.00) of the total cost of construction which will be deducted from the first installment of the Tenant Improvement Allowance.

5. Landlord and Tenant hereby appoint COMPASS Management and Leasing, Inc. to perform all construction management services for the work to be performed in the Premises as described in Paragraph 4.

6. Tenant shall not make any alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Except for construction as provided in Paragraph 4 hereof, the Premises are delivered to Tenant "as is" without any warranty or representation whatsoever. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Tenant's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Premises.

7. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

8. If all or any portion of the Tenant Improvement Allowances shall not be used by Tenant, Landlord shall be entitled to the savings and Tenant shall receive no credit therefore.


                                  Exhibit "D"
                                  -----------

                                  EXHIBIT "E"
                                  -----------

                           BUILDING STANDARD SERVICES
                           --------------------------

         Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

         (a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions set forth in Paragraph 3(a) of Exhibit "D" attached hereto, central air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such air conditioning shall be furnished between 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 9:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours"). During Building Operating Hours Landlord shall provide at Landlord's expense permanent air conditioning and ventilating capacity for the entire Premises sized to accommodate a cooling load of four (4) watts per square foot with an occupancy of one (1) person per 150 usable square feet to maintain 75 degrees inside at 92 degrees dry bulb outside in Summer and 72 degrees inside at 17 degrees dry bulb outside in winter.

         The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.

         (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

         (e) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first-class, multi-tenant office buildings in Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

         (f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts); and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed four (4) watts per square foot of usable area (each such rated electrical design loan to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

                  Should Tenant's total rated electrical design load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, Tenant will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

                  The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

                  If any of Tenant's electrical equipment requires conditioned air in excess of Building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering, operating and maintenance costs relating thereto.


                                  Exhibit "E"
                                  -----------

                  If Tenant requires that certain areas within the Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

         (g) All Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

         (h) Non-exclusive multiple cab passenger service to the Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Premises are located twenty-four
(24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

         (i) Landlord shall provide route for four (4), 4" conduits from the telephone service point of entrance into the building premises. Tenant will provide four (4) 4" conduits for installation by Tenant's contractor. Landlord will not unreasonably withhold permission to provide Tenant with additional risers.

         To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.





                                  Exhibit "E"
                                  -----------

                                   EXHIBIT "F"
                                   -----------

                                    GUARANTY
                                    --------



                             [INTENTIONALLY DELETED]





                                  Exhibit "F"
                                  -----------

                                  EXHIBIT "G"
                                  -----------

                              SPECIAL STIPULATIONS
                              --------------------


         1.       Americans With Disabilities Act.
                  --------------------------------

                  If and to the extent Landlord is required to comply with the provisions of Title III of the Americans With Disabilities Act (the "ADA") with respect to the common areas of the Project, Landlord agrees that it will use reasonable efforts to comply in every material respect with the applicable provisions of the ADA concerning the common areas of the Project; provided, however, Landlord shall not be required to comply with the provisions of the ADA if and to the extent the requirement of compliance therewith arises from or extends to (a) the use or occupancy of the Project, or any portion thereof, by any lessee, tenant, sublessee, subtenant, licensee or occupant (including Tenant), or (b) any alteration, improvement, addition, remodeling or renovation made, or proposed to be made, to any space in the Project leased or available for lease (including the Premises). All costs, expenses and disbursements of every kind and nature in connection with the Landlord's obligations under this Section shall be included in Operating Expenses. Tenant hereby agrees that Tenant's sole remedy against Landlord for any claim that Landlord has breached its obligations under this Section shall be a suit for specific performance and Tenant hereby waives any claim against Landlord for damages, whether actual, consequential or otherwise.

         2.       Parking.
                  --------

                  (a) Landlord has allocated, and shall make available, for (and only for) persons regularly employed by Tenant in the Premises, up to one (1) non-reserved parking spaces per thousand feet by rentable square footage in the Premises, or such parking to be located in the parking facilities located in the Building, subject to the provisions set forth below. The cost of such parking will be at the normal monthly rates established from time to time by the Landlord, which rate is currently $95.00 per space per month, which sum shall be due and payable on or before the first day of each month to Landlord or its parking manager, as Landlord may direct.

                  (b) Tenant's right to the number of parking spaces allocated to Tenant hereunder are personal to Tenant and may not be transferred to other tenants in the Building or any other person or entity with the exception of the potential assignees and sublessees described in Paragraph 5(b) of this Exhibit "G". Landlord, at all times, shall have sole and exclusive control of all parking facilities and common areas, including without limitation, driveways, entrances and exits, sidewalks and pedestrian passageways and pylon signs, and Landlord may at any time exclude any person from the use and occupancy thereof, except those persons using the parking facilities in accordance with all rules and regulations established by Landlord from time to time. Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to said automobile parking facilities or the use there of by Tenant, its employees, agents or invitees, or by anyone else. Landlord may, at any time, and from time to time, limit access to the parking facilities by means of attendants and/or other devices, and may make other changes in the layout and operation of the parking facilities including, without limiting the generality of the foregoing, changes in locations of entrances, exits and parking spaces and changes in the direction of traffic flow. The rental and use of all parking spaces made available hereunder shall be subject to rules and regulations as may have been or may be established by Landlord or its parking manager from time to time. No delay or failure by Landlord to enforce its parking rules and regulations or its other rights hereunder, and no waiver by Landlord of any breach thereof, shall be deemed to be a waiver of any succeeding breach or prevent any subsequent or other enforcement thereof by Landlord.

         3.  First Renewal Option.
             ---------------------

                  (a) As long as an event of default by Tenant has not occurred and is continuing after applicable notice and cure periods, Landlord shall grant and does hereby grant Tenant the option to renew (the "First Renewal Option") the term of this Lease for a period of sixty (60) additional months (the "First Renewal Term"). Tenant shall exercise the First Renewal Option by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the initial term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rental Rate during the First Renewal Term shall be calculated based on the prevailing Market Base Rental Rate (as hereinafter defined) at the time the First Renewal Term commences; (ii) with the exception of the potential assignees and sublessees described in Paragraph 5(b) of this Exhibit "G", Tenant shall not have the right to assign its renewal rights to any sublessee of the Demised Premises or any portion thereof or to any assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such renewal rights;
(iii) the leasehold improvements will be provided in their then-existing condition at the time the First Renewal Term commences, and (iv) there shall not be any rent abatement period and Tenant shall not be entitled to cash payment, concessions or allowance of any nature or amount whatsoever. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect upon the date of the exercise of the First Renewal Option and upon the date of the expiration of the original term, and (B) on the date of the exercise of the First Renewal Option and on the date of the expiration of the original term there shall exist no event of default on the part of Tenant under this Lease for which Landlord has given notice and which remains uncured by Tenant after the expiration of any applicable period of grace or cure. If Tenant shall fail to exercise the First Renewal Option within the time permitted or conditions (A) and (B) set forth above are not entirely satisfied, the First Renewal Option shall automatically terminate, this Lease shall expire at the expiration of the original term and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Demised Premises. If Tenant shall remain in possession of the Demised Premises after the expiration of the original term without there having been executed between


                                  Exhibit "G"
                                  -----------

Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

                  (b) Whenever used in this First Renewal Option, the term "Market Base Rental Rate" shall mean the then fair market rental of the Demised Premises as of the date of commencement of the First Renewal Term, determined in accordance with the provisions set forth below. The fair market rental of the Demised Premises shall mean the rental that would be agreed to by a landlord and renewing tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The fair market rental shall be determined on the basis of the assumptions that (1) the Base Year shall be updated to the first year under the First Renewal Term, and (2) the fair market rental shall begin on the commencement date of the First Renewal Term. The fair market rental to be determined shall take into account any existing tenant improvements and any special uses or rights afforded to the Tenant under this Lease in connection with the Demised Premises and the following factors: (i) rental for renewing tenants for comparable premises in comparable Class "A" office buildings in comparable submarkets of Atlanta, Georgia (taking into consideration, but not limited to, use, location and/or floor level within the applicable building, definition of rental area, quality, age and location of the applicable office buildings); (ii) the rentable area of the premises being leased; (iii) the length of the pertinent rental term; (iv) any tenant improvement allowance, rent credit, moving allowance, space planning allowance or other similar inducements given to renewing tenants or lack thereof; (v) the quality and credit worthiness of the tenant; (vi) the expense pass-through provisions provided to such renewing tenants; and (vii) commissions payable to brokers or lack thereof.

                  (c) If Landlord and Tenant are unable to agree upon the fair market rental within thirty (30) days of Landlord's proposal to Tenant, the determination of fair market rental shall be determined by three (3) appraisers selected according to the provisions established by the American Arbitration Association, said appraisers to have the MAI designation and a minimum of ten
(10) years experience in the Atlanta office market. The market rate will be determined per this section following Tenant's exercise of the First Renewal Option. The cost of arbitration shall be shared equally by Landlord and Tenant. In the event Base Rental is to be paid in accordance with the Market Base Rental Rate and such Market Base Rental Rate is then subject to dispute or arbitration as provided herein, Tenant shall nevertheless pay an amount of Market Base Rental equal to the Base Rental Rate as determined by Landlord during the pendency of any such dispute or arbitration; provided that Landlord shall promptly refund any amounts subsequently determined to have been overpaid by Tenant.

         4.  Second Renewal Option.
             ----------------------

                  (a) As long as an event of default by Tenant has not occurred and is continuing, Landlord shall grant and does hereby grant Tenant the option to renew (the "Second Renewal Option") the term of this Lease for a period of sixty (60) additional months (the "Second Renewal Term"). Tenant shall exercise the Second Renewal Option by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the First Renewal Term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rental Rate during the Second Renewal Term shall be calculated based on the prevailing Market Base Rental Rate (as hereinafter defined) at the time the Second Renewal Term commences, (ii) with the exception of the potential assignees or sublessees described in Paragraph 5(b) of this Exhibit "G", Tenant shall have no option to renew this Lease beyond the expiration of the Second Renewal Term, and (iii) Tenant shall not have the right to assign its renewal rights to any sublessee of the Demised Premises or any portion thereof or to any assignee of the Lease, nor may any such sublessee or assignee exercise to enjoy the benefit of such renewal rights, and (iv) the leasehold improvements will be provided in their then-existing condition at the time the Second Renewal Term commences, and there shall not be any rent abatement period and Tenant shall not be entitled to cash payment, concessions or allowance of any nature or amount whatsoever. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect upon the date of the exercise of the Second Renewal Option and upon the date of the expiration of the First Renewal Term, and (B) on the date of the exercise of the Second Renewal Option and on the date of the expiration of the First Renewal Term there shall exist no event of default on the part of Tenant under this Lease for which Landlord has given notice and which remains uncured by Tenant after the expiration of any applicable period of grace or cure. If Tenant shall fail to exercise the Second Renewal Option within the time permitted or conditions (A) and (B) set forth above are not entirely satisfied, the Second Renewal Option shall automatically terminate, this Lease shall expire at the expiration of the First Renewal Term and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Demised Premises. If Tenant shall remain in possession of the Demised Premises after the expiration of the First Renewal Term without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

                  (b) Whenever used in this Second Renewal Option, the term "Market Base Rental Rate" shall mean the then fair market rental of the Demised Premises as of the date of commencement of the Second Renewal Term, determined in accordance with the provisions set forth below. The fair market rental of the Demised Premises shall mean the rental that would be agreed to by a landlord and renewing tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The fair market rental shall be determined on the basis of the assumptions that (1) the Base Year shall be updated to the first year under the Second Renewal Term or if the commencement of the Second Renewal Term falls in the 4th quarter of a year then the Base Year shall be updated to the next full calendar year under the Second Renewal Term, and (2) the fair market rental shall begin on the commencement date of the Second Renewal Term. The fair market rental to be determined shall take into account any existing tenant improvements and any special uses or rights afforded to the Tenant under this Lease in connection with the Demised Premises the following factors: (i) rental for renewing tenants for comparable premises in comparable Class "A" office buildings in comparable submarkets of Atlanta, Georgia (taking into consideration, but not limited to, use, location and/or floor level within the applicable building, definition of rental area, quality, age and location of the applicable office buildings); (ii) the rentable area of the premises being leased; (iii) the length of the pertinent rental term; (iv) any tenant improvement allowance, rent


                                  Exhibit "G"
                                  -----------
credit, moving allowance, space planning allowance or other similar inducements given to renewing tenants; (v) the quality and credit worthiness of the tenant;
(vi) the expense pass-through provisions provided to such renewing tenants; and
(vii) commissions payable to brokers

                  (c) If Landlord and Tenant are unable to agree upon the fair market rental within thirty (30) days of Landlord's proposal to Tenant, the determination of fair market rental shall be determined by three (3) appraisers selected according to the provisions established by the American Arbitration Association, said appraisers to have the MAI designation and a minimum of ten
(10) years experience in the Atlanta office market. The market rate will be determined per this section following Tenant's exercise of the Second Renewal Option. The cost of arbitration shall be shared equally by Landlord and Tenant. In the event Base Rental is to be paid in accordance with the Market Base Rental Rate and such Market Base Rental Rate is then subject to dispute or arbitration as provided herein, Tenant shall nevertheless pay an amount of Market Base Rental equal to the Base Rental Rate as determined by Landlord during the pendency of any such dispute or arbitration; provided that Landlord shall promptly refund any amounts subsequently determined to have been overpaid by Tenant.

         5. Landlord's Consent to Assignment and Subletting Requests.
            ---------------------------------------------------------

(a) Notwithstanding anything contained in Article 21 to the contrary, provided Tenant is not in default hereunder, Landlord shall not unreasonably withhold its consent to Tenant's request to assign this Lease or to sublease the Premises. In determining the reasonableness of Landlord's approval of or failure to consent to Tenant's assignment of this Lease or the subleasing of the Premises, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including without limitation, the following:

          (i) the business reputation of the proposed assignee or subtenant and its partners, officers, directors, and stockholders;

          (ii) the nature of the business and the proposed use of the Premises by the proposed assignee or subtenant;

          (iii) the financial condition of the proposed assignee or subtenant;

          (iv) the effect that the proposed assignee or subtenant would have on the operations and maintenance of the Building and Landlord's investment therein;

          (v) whether or not the assignee or subtenant is reputable and of a kind customarily found in a "Class A" office building;

          (vi) whether or not the proposed assignee or subtenant is presently a tenant (or subsidiary, affiliate or parent of a tenant) in the Building;

          (vii) restrictions, if any, contained in other leases or agreements affecting the Building;

          (viii) the extent to which the proposed subtenant or assignee and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligations hereunder, including the payment of rent;

          (ix) restrictions, if any, imposed by the holder of any mortgage encumbering the Building or any portion thereof; and

          (x) whether or not the proposed assignee or subtenant is willing to agree in the assignment of lease agreement or sublease agreement, as the case may be, to comply at its expense, with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities, then in force and which may thereafter be in force, which impose any duty on Landlord or the assignee or subtenant, as the case may be, with respect to the use, occupancy or alteration of the Premises or any portion thereof.

         (b) Notwithstanding anything contained in Article 21 to the contrary, provided Tenant is not in default hereunder after notice and cure periods, if any, Tenant shall have the right, upon at least ten (10) days' prior written notice to Landlord and the delivery of the executed copy of the proposed assignment agreement or sublease as provided below, to assign this Lease or to sublet all or any portion of the Premises to any entity resulting from a merger or consolidation with Tenant, (2) any entity succeeding to substantially all the business and assets of Tenant at the Premises, (3) any subsidiary or parent of Tenant, or (4) any entity resulting from the reorganization of Tenant outside of a bankruptcy organization. In such case Landlord shall not have any right to recapture any portion of the Premises or share in any excess rents.

         6. Cap on Controllable Operating Expenses. For purposes of calculating Tenant's Additional Rental pursuant to Article 8 of the Lease, Landlord and Tenant hereby agree that, commencing with the first full calendar year of the Lease Term, Operating Expenses (except for Uncontrollable Costs, as hereinafter defined) shall be deemed not to increase by more than four percent (4%) from one calendar year to the next calendar year, regardless of any actual increases in Operating Expenses; provided, however, in the event that in any calendar year any such increase in Operating Expenses is in fact greater than the Operating Expense Cap (any such increase in excess of the Operating Expense Cap being hereinafter collectively referred to as the "Carryover Percentage"), Landlord shall have the right to add all of the Carryover

                                  Exhibit "G"
                                  -----------

Percentage (or such portion thereof as will not produce a total increase in Operating Expenses in excess of the Operating Expense Cap) to the increases in Operating Expenses occurring over any of the following years of the Lease Term in which such increases in Operating Expenses are less than the Operating Expense Cap, on a cumulative basis until all such Carryover Percentages have been used to increase Operating Expenses for purposes of calculating Tenant's Additional Rental payable pursuant to Article 8 of the Lease. For example, if the actual increase in Operating Expenses during the second calendar year of the Lease Term is ten percent (10%) and if, for purposes of this example, the Operating Expense Cap is eight percent (8%) (thus creating a Carryover Percentage of two percent (2%), which may be carried forward to future years by Landlord), and if in the third calendar year of the Lease Term the actual increase in the Operating Expenses is six percent (6%), then during the third calendar year of the Lease Term Operating Expenses shall be deemed to increase by eight percent (8%), such eight percent (8%) increase arising from adding the six percent (6%) increase in Operating Expenses which occurred in the third calendar year to the two percent (2%) Carryover Percentage from the second calendar year. The foregoing provisions of this Section notwithstanding, Taxes, all utility costs and expenses, including, without limitation, those for electricity and other fuels and forms of power or energy, water charges, sewer and waste disposal, and the cost of all casualty, liability and other insurance applicable to the Project and Landlord's personal property used in connection with the Project (all of the foregoing are herein collectively referred to as "Uncontrollable Costs") shall not be subject to any limitation or cap, and, accordingly, the total dollar increase in Operating Expenses, and Tenant's Additional Rental payable pursuant to Article 8 of the Lease, for any and each calendar year during the Lease Term shall be calculated without any limitation or cap on Uncontrollable Costs.

         7. Tenant's Generator and Fuel Storage Tank. Tenant may install one (1) generator up to 750 kw, subject to Landlord's written approval (which approval shall not be unreasonably withheld or delayed) of design and installation plans and specifications therefor. In addition, Tenant is to be provided throughout the Lease Term a pathway for conduits running from such generator location to the Premises. Tenant shall be responsible for all costs associated with constructing dedicated space for the supplemental generator and fuel storage tank, associated transfer pumps and day storage tank. All costs associated with preparing such location and the installation of such new tank will be the responsibility of Tenant. Other than in cases of emergency, Tenant shall have the right to exercise the generator on a weekly basis with Landlord approved times and duration, which approval shall not be unreasonably withheld or delayed. Tenant's fuel storage tank up to a maximum of 2,000 gallons, and associated transfer pumps shall be located in an area designated by Landlord, and in accordance with Landlord's written approval as aforesaid. The location of any penetrations required for the installation of Tenant's equipment shall be x-rayed and said location approved by Landlord's representative before the penetration is made.

        8. Loading Dock Area. Tenant's future generator shall be in compliance with all noise control ordinances and shall have muffler and sound absorbers built in. Tenant agrees to use its best efforts to abate any unreasonable noises produced by Tenant's generator at all times during the Lease Term. The Generator Area shall be constructed in a manner which is compatible in appearance with the surrounding interior portions of the Loading Dock area of the Building and shall be constructed in compliance with, and throughout the Lease Term and shall remain in compliance with, all terms of this Lease during the Lease Term; prior to construction thereof Tenant shall obtain Landlord's approval, not to be unreasonably withheld or delayed, as to the manner and schedule for installing and constructing such Generator Area. Tenant agrees to maintain free of obstruction all sidewalks in its use and construction of the Generator Area, and, if necessary in Landlord's sole discretion, Tenant, at its sole cost and expense, shall provide alternate sidewalk space for other tenants of the Building. Tenant shall be permitted to terminate the products of combustion exhaust. Tenant is responsible for taking the necessary reasonable measures to reduce the sound transmissions caused by Tenant's equipment between the Premises and the adjacent premises. In addition, each engine generator set including radiator, shall be installed in a weatherproof, walk-around type, sound attenuating enclosure which shall keep the sound pressure to no more than 85 dba as measured at three (3) feet from any side or top, under all operating conditions.

        9. Antenna/Satellite Dish Installation. Landlord hereby grants Tenant the right to use and have access to the roof of the Building, for the installation, maintenance, repair and removal of an antenna and/or satellite dish. The precise location of such antenna/satellite dish and installation thereof shall be approved by Landlord after Landlord's review of Tenant's specifications, which approval shall not be unreasonably withheld based on Landlord's standard review criteria. Tenant hereby agrees to install, maintain and repair such antenna/satellite dish so as not to penetrate the roof membrane and in an otherwise good and workmanlike manner, to secure all permits required for the installation and operation thereof, and to keep the Building free of any liens which might arise therefrom. Upon and following installation of a rooftop satellite dish and/or antenna, Tenant shall pay Landlord a monthly fee of $150.00 per month payable on the same date Rent is due hereunder for as long as a satellite dish and/or antennae remain installed on the roof of the Building. Tenant hereby indemnifies Landlord from and against any claims against Landlord for personal injury or property damage arising from the use, operation, maintenance, repair and removal of the antenna/satellite dish other than any claim arising from the acts or omissions of the Landlord. Upon the expiration or earlier termination of the Lease, Tenant shall remove the antenna/satellite dish and shall restore the installation location to substantially the same condition as existed prior to the installation of such equipment, ordinary wear and tear and insured casualty loss excepted. Tenant acknowledges and agrees that nothing contained herein shall be deemed to grant to Tenant any independent right to access of the roof of the Building. All access to the roof shall under all circumstances be made through and in conjunction with Landlord or its agents and shall be subject to such reasonable controls and restrictions as Landlord may impose from time to time. Tenant agrees that it will be responsible for obtaining all licenses and permits necessary to operate any antenna/satellite dish installed on the roof of the Building and will not use such equipment (or any transmissions therefrom) to interfere with the transmissions or frequencies of other rooftop antenna/satellite dishes currently installed on the roof of the Building.

        10. Supplemental HVAC. Tenant may install up to 100 tons of HVAC during the term of this Lease. Landlord does not supply chilled water on a 24-hour per day, 7 days a week basis. For Tenant's 24-hour, 7 days a week HVAC requirement, Tenant must install a supplemental HVAC unit, subject to mutual agreement between Landlord and Tenant based on Tenant's final specifications and Landlord's

                                  Exhibit "G"
                                  -----------
approval shall not be unreasonably withheld or delayed. Any and all electrical power consumed by tenant through a supplemental HVAC unit(s) must be separately metered (at Tenant's expense) and all will be charged monthly to Tenant as Rent at Landlord's average rate for electricity consumption.

        11.   Miscellaneous.

              (a) Landlord acknowledges that Tenant's business to be conducted in the Premises requires the installation in the Premises of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with Tenant's Terminal facilities. Landlord agrees that no consent shall be required for any license agreement or "co-location agreement" between Tenant or any such Customer for the purposes of permitting such a telecommunications connection, so long as (i) such Customer agrees in writing to comply with all obligations of Tenant under this Lease to the extent relating to the portion of the Premises in question, and (ii) each such license or co-location agreement is in writing, and is consistent with the provisions of this Lease. Co-location shall not be deemed under any circumstances, a sublet or assignment of the Premises.

              (b) Landlord and Tenant agree that Tenant's communication, HVAC, electrical and other various equipment will require Tenant to use Building shafts, risers, chases, utility entrances, equipment rooms, and distribution areas of conduits between the Premises and other parts of the Building (excluding the roof). Tenant shall be afforded the right to use where available, and or construct conduits to connect Tenant's equipment.

              (c) Tenant shall have the right to utilize and/or install four (4) four inch (4") conduits from the telephone service point of entrance into the Building to designated areas within the Tenant's Premises. Landlord will cooperate in locating points of entry to provide redundancy of access for telecommunications services and providers to the Building.

              (d) Landlord shall permit Tenant, and Tenant's agents to enter the Premises no later than February 1, 1999 so that Tenant may construct its improvements, in accordance with Exhibit "D" of the Lease. Tenant's entry prior to the Term Commencement Date shall constitute a license only and not a lease and such license shall be conditioned upon.

              (e) Tenant shall be afforded access to the Building's electrical supply to obtain a minimum of 500 kilowatts of power to the Premises. Landlord warrants the building has sufficient capacity to provide at least 500 kilowatts of power during the Term. Tenant shall have the right at any time during the Term to upgrade the Building's electrical service, subject to Landlord's review and approval.


                                  Exhibit "G"
                                  -----------

                                   EXHIBIT "H"
                                   -----------

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
             -------------------------------------------------------

        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as this "Agreement"), made as of the ____ day of __________________, 19__, by and among
____________________________________________________ (hereinafter referred to as
"Lender") under the Loan Documents (as defined below), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (hereinafter referred to as "Landlord") and ______________________________, a
___________________________ corporation (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:
                              --------------------

        WHEREAS, Lender is to be the owner and holder of that certain note (the "Note") of the Landlord and a first-in-priority deed to secure debt and security agreement more particularly described on Exhibit "A" annexed hereto (said deed to secure debt and security agreement, as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being herein called the "Security Deed", and the Note, Security Deed and all other documents and instruments evidencing, securing or otherwise relating to the loan which is the subject of the Note and the Security Deed are collectively referred to herein as the "Loan Documents") covering certain real property more particularly described on Exhibit "B" annexed hereto (the "Property"); and

        WHEREAS, Tenant is the tenant under a certain lease agreement to be made by Landlord, which lease agreement (including any modifications or amendments thereof) and the portion of the Property therein leased (the "Demised Premises") are more particularly described on Exhibit "C" annexed hereto (as such lease agreement may hereafter be amended, modified or supplemented by written agreement, from time to time, among Landlord and Tenant and consented to in writing by Lender, the "Lease"); and

        WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Security Deed.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Non-Disturbance. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of base rental or additional rental or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed: (a) provided Tenant attorns as provided for in Paragraph 2 below, Tenant's possession or occupancy of the Demised Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be terminated, diminished or interfered with by Lender in the exercise of any of Lender's rights under the Security Deed; (b) provided Tenant attorns as provided for in Paragraph 2 below, Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest under the Lease because of any default under the Security Deed; and (c) from and after Tenant's attornment per paragraph 2 below, Lender, its nominee, such other holder (or its nominee) or a purchaser, as the case may be, shall be bound to Tenant under all the terms, covenants and conditions of the Lease except as provided in paragraph 3 below.

         2. Attornment. If (a) any proceedings are brought for the foreclosure of the Security Deed or (b) the Property is conveyed by deed in lieu or assignment in lieu of foreclosure (or similar device), Tenant shall attorn to and recognize the Lender [or any other holder of the Note or its nominee], its nominee, or such purchaser, as the case may be, as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time, and from time to time, upon the request of Landlord, Lender or of any other holder of any of the indebtedness or other obligations secured by the Security Deed or any such nominee or purchaser, any instrument or certificate which, in its sole judgment, Landlord, Lender, such other holder, or such nominee or purchaser, as the case may be, deems to be necessary or appropriate in any such foreclosure proceeding or conveyance or assignment in lieu of foreclosure (or similar device) or otherwise to evidence such attornment. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or other proceedings for enforcement of the Security Deed or the taking of a deed or assignment in lieu of foreclosure (or similar device).

         3. Liability of Lender. If Lender [or any other holder of the Note or its nominee] or its nominee shall succeed to the interests of Landlord under the Lease in any manner, or if any purchaser acquires the Property or any part thereof including the Demised Premises upon any foreclosure of the Security Deed or by a conveyance or assignment in lieu of such foreclosure (or similar device), Lender, its nominee, such other holder [or its nominee], or such purchaser, as the case may be, shall have the same remedies by entry, action, or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of base rental or additional rental or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, had not succeeded to the interest of Landlord. Except as herein provided, from and after such attornment, Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, shall be bound to Tenant under all the terms, covenants and conditions of the Lease. Except as herein provided, Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender, its nominee, or such other holder [or its nominee] or such purchaser, as the case may be, have the same remedies against Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, had not succeeded to the interest of Landlord; provided, however, that, except for Landlord defaults for which Tenant has given Landlord and Lender written notice, Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, shall not be:

                                  Exhibit "H"
                                  -----------

               (i) obligated to cure any defaults under the Lease of any prior landlord (including Landlord);

               (ii) liable for any act or omission of any prior landlord (including Landlord);

               (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except as set forth in
         Article 1, subparagraph (l) of the Lease;

               (iv) bound by any base rental or additional rental which Tenant might have paid for more than the current month to any prior landlord (including Landlord);

               (v) bound by any amendment or modification of the Lease made without Lender's prior written consent;

               (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under the Lease;

               (vii) liable to Tenant for construction or renovation, or delays in construction or restoration, of the improvements situated or to be situated on the Property;

               (viii) obligated to make any capital improvements to the Property or the Demised Premises which any prior landlord (including Landlord) has agreed to make but not completed or to perform or furnish any services not related to the possession and quiet enjoyment of the Demised Premises; or

               (ix) responsible for security deposits or other refundable fees unless paid over to Lender.

         4. No Affect on Security Title and Lien of Security Deed. Nothing herein contained shall in any way impair or affect the security title and lien created by the Security Deed except as may be specifically set forth herein. Nothing herein contained is intended, nor shall be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the conditions of the Lease on Tenant's part to be performed.

         5. Subordination. Tenant hereby covenants and agrees that the Lease, together with all rights, title, interests, estates, options, liens and charges created thereby, is hereby expressly made, now is and shall at all times continue to be subject, subordinate and inferior in all respects to the Loan Documents, the Security Deed, the Note, all sums advanced under the Note, and all other documents and instruments evidencing or securing (or to evidence or secure) the indebtedness evidenced by the Note and secured by the Security Deed and to all amendments, consolidations, extensions, replacements, modifications, renewals, recastings, refinancings, transfers and assignments thereof, subject to the terms of this Agreement. Tenant, upon request, shall execute and deliver any certificate or other instrument whether or not in recordable form which Lender may request to perfect, confirm or effectuate said subordination. The Loan Documents shall be superior to the right, title, interest and estate of Tenant in and to the Demised Premises by virtue of the Lease. The Loan Documents may be amended from time to time without the consent of Tenant. Landlord shall be named Tenant's attorney in fact in the event Tenant does not execute and deliver such instruments in a timely fashion.

         6. Notices. Any notice or communication required or permitted hereunder shall be given in writing, hand delivered, sent by any overnight courier service providing dated evidence of delivery, or sent by United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth on Exhibit "D" annexed hereto, or to such other address(es) or in care of such other person(s) as hereafter shall be designated in writing by the applicable party sent in the manner in this Paragraph 6 provided and shall be deemed to have been given as of the date of receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall constitute receipt.

         7. Default by Landlord. So long as the Security Deed remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner herein provided, a copy of all notices permitted or required to be given to Landlord by Tenant under and pursuant to the terms and provisions of the Lease. In addition thereto, so long as the Security Deed remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinabove provided, written notice of any default or claimed default of Landlord under the Lease (whether or not Tenant is obligated under the Lease to give written notice thereof to Landlord). If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Lender. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of the Lease, and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord. Tenant agrees that notwithstanding any provisions of the Lease, no notice of cancellation or abatement shall be effective unless Lender has received notice as herein provided, and Lender has failed within sixty (60) days of its receipt of such notice to cure the default, or if the default cannot be cured within sixty (60) days, has failed to commence and diligently prosecute the curing of the default (which may include, but not be limited to, commencement of foreclosure proceedings, if necessary to effect such cure) which gave rise to such right of cancellation or abatement.

         8. Limited Liability of Lender. Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender [or any other holder of the Note or its nominee] or its nominee shall succeed to the interest of the Landlord under the Lease (any of the foregoing being herein referred to as the "Successor"), the Successor shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Property and Tenant shall look exclusively to such interest of the Successor, if any, in the Property for the payment and discharge of any obligations imposed upon the Successor hereunder or under the Lease and the Successor is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any judgment which may be obtained or secured by Tenant against the Successor, Tenant shall look solely to the

                                  Exhibit "H"
                                  -----------
estate or interest owned by the Successor in the Property and Tenant will not collect or attempt to collect any such judgment out of any other assets of the Successor. In no event shall Successor be liable to Tenant nor shall any interest of Successor in the Property be subject to execution by Tenant, for any indirect, special or consequential damages. 9. Satisfaction of Lease Requirements. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Security Deed. Tenant further agrees that in the event there is any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall be controlling.

         10. Modifications; Binding Effect. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. The term "Landlord", as used herein, shall mean and include the Landlord under the Lease and any successor landlord under the Lease up to and including any landlord succeeding to the position of Landlord prior to and other than Lender. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their legal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property, and its or their respective heirs, personal representatives, successors and assigns.

         11. Assignment of Rents. Tenant acknowledges that it has notice that the Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for the indebtedness secured by the Security Deed, and Tenant expressly consents to such assignment. In the event that Lender notifies Tenant of an event of default under the Security Deed and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay rent and all other sums due under the Lease directly to Lender.

         12. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Georgia. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. Exhibits. All exhibits attached hereto are by this reference incorporated fully herein, and the term "this Agreement" shall include all such exhibits.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                    "LENDER":

                                    ----------------------------------

Signed, sealed and                  ----------------------------------
delivered in the presence of:

                                    By:
------------------------------         -------------------------------
Witness                                    Title:
                                                 ---------------------
                                    Attest:
------------------------------             ---------------------------
Notary Public
                                           Title:
                                                 ---------------------

                                             [CORPORATE SEAL]




                       [SIGNATURES CONTINUE ON NEXT PAGE]



                                  Exhibit "H"
                                  -----------

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                    "LANDLORD":

                                    ----------------------------------

Signed, sealed and                  ----------------------------------
delivered in the presence of:

                                    By:
------------------------------         -------------------------------
Witness                                    Title:
                                                 ---------------------
                                    Attest:
------------------------------             ---------------------------
Notary Public
                                           Title:
                                                 ---------------------

                                             [CORPORATE SEAL]


                                    "TENANT":

                                    ----------------------------------

Signed, sealed and                  ----------------------------------
delivered in the presence of:

                                    By:
------------------------------         -------------------------------
Witness                                    Title:
                                                 ---------------------
                                    Attest:
------------------------------             ---------------------------
Notary Public
                                           Title:
                                                 ---------------------

                                             [CORPORATE SEAL]



                                  Exhibit "H"
                                  -----------

                                   EXHIBIT "A"
                                   -----------

                          DESCRIPTION OF SECURITY DEED
                          ----------------------------


         Deed to Secure Debt and Security Agreement executed by
________________________ in favor of _________________________ dated
_________________________________, recorded in Deed Book _____________,page
_____________, Fulton County, Georgia.






                                  Exhibit "H"
                                  -----------

                                   EXHIBIT "B"
                                   -----------

                         (LEGAL DESCRIPTION OF PROPERTY)
                         -------------------------------






                                  Exhibit "H"
                                  -----------

                                   EXHIBIT "C"
                                   -----------

                    DESCRIPTION OF LEASE AND DEMISED PREMISES
                    -----------------------------------------

         That certain Lease Agreement (the "Lease") between
_______________________ and _______________________________, dated
_________________, 19__. "Demised Premises" shall have the same meaning as defined in the Lease.








                                  Exhibit "H"
                                  -----------

                                   EXHIBIT "D"
                                   -----------

                                NOTICE ADDRESSES
                                ----------------

The address of Landlord is:
                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

The address of Lender is:

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

The address of Tenant is:

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------

                                -------------------------------------------




                                  Exhibit "H"
                                  -----------
                                  Page 8 of 8